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Exhibit 21.1


                        SEALY CORPORATION SUBSIDIARIES



I.  Sealy Corporation                                           (Delaware)
    A.  Sealy Mattress Company                                  (Ohio)
        1.    Sealy Mattress Company of Puerto Rico             (Ohio)
        2.    Ohio-Sealy Mattress Manufacturing Co., Inc.       (Massachusetts)
        3.    Ohio-Sealy Mattress Manufacturing Co.             (Georgia)
        4.    Sealy Mattress Company of Michigan, Inc.          (Michigan)
        5.    Sealy Mattress Company of Kansas City, Inc.       (Missouri)
        6.    Sealy of Maryland and Virginia, Inc.              (Maryland)
        7.    Sealy Mattress Company of Illinois                (Illinois)
                a.   A. Brandwein & Company                     (Illinois)
        8.    Sealy Mattress Company of Albany, Inc.            (New York)
        9.    Sealy of Minnesota, Inc.                          (Minnesota)
        10.   Sealy Mattress Company of Memphis                 (Tennessee)
        11.   The Sterns & Foster Bedding Company               (Delaware)
                a.   The Stearns & Foster Upholstery
                       Furniture Company                        (Ohio)
        12.   Sealy, Inc.                                       (Ohio)
                a.   Sealy Mattress Company Mexico S. de
                       R.L. de C.V.                             (Mexico)
                b.   Sealy Servicios de Mexico S. de
                       R.L. de C.V.                             (Mexico)
                c.   Sealy Colchones de Mexico S. de R.L
                       de C.V.                                  (Mexico)
                d.   Mattress Holdings International LLC        (Delaware)
        13.   The Ohio Mattress Company Licensing and
                       Components Group                         (Delaware)
                a.   Sealy Mattress Manufacturing
                       Company, Inc.                            (Delaware)
                b.   Sealy Canada, Ltd.                         (Alberta)
                     1.  Gestion Centurion, Inc.                (Quebec)
                c.   Sealy Descanso S.A.                        (Spain)
                d.   Sealy Kurlon Ltd.                          (India)
                e.   Sealy Korea, Inc.                          (Delaware)
        14.   Sealy Real Estate, Inc.                           (North Carolina)
        15.   Sealy Texas Management, Inc.                      (Texas)
                a.   Sealy Texas Holdings LLC                   (North Carolina)
                     1.  Sealy Texas L.P.                       (Texas)
        16.   Sealy Technology LLC                              (North Carolina)